N  E  W  S     R  E  L  E  A  S  E

CONTACTS:
Investors:
James R. Boldt
Executive Vice President and CFO
(716) 887-7221
Media:
Greg Ossmann
Director of Public Relations
(513) 564-0909 ext. 1762

CTG Announces 2001 First Quarter Conference Call Information

BUFFALO, N.Y. -- April 10, 2001 -- CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced that it would release its 2001 first quarter results on Monday, April 16, 2001 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Tuesday, April 17, 2001 at 11:00 AM Eastern Time. CTG Chairman, President, and Chief Executive Officer Darrell L. Jennings will lead the call. Interested parties can dial in to 1-800-248-9412 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify Darrell Jennings as the conference chairperson. A replay of the call will be available between 1:00 PM Eastern Time April 17, 2001 and 1:00 PM Eastern Time April 18, 2001 by dialing 1-800-633-8284 and requesting reservation number 18014181.

Backed by 35 years’ experience, CTG provides IT application management, consulting, software development and integration, and staffing solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001-certified service methodologies. Our 4,000 IT professionals in 55 offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.